EXHIBIT 23




             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2004; except for note 4 dated May 17, 2004, which includes an explanatory paragraph about the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Advanced Technology Industries, Inc. for the years ended December 31, 2003 and 2002 and for the period from inception (October 25, 1995) to December 31, 2003.


                                                       /s/ Marcum & Kliegman LLP

July 12, 2004